PRELIMINARY COPY SUBJECT TO COMPLETION DATED DECEMBER 10, 2014

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on , 2015.
Vote by Internet
• Log on to the Internet and go to http://proxy.georgeson.com/
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Managers recommends a vote FOR Proposals 1, 2, and 3.

		For	Against	Abstain	+
1.	Approval of the Plan of Conversion pursuant to which SPP LLC will convert from a Delaware limited liability company into a Delaware limited partnership	☐	☐	☐
		For	Against	Abstain
2.	Approval of an amendment and restatement of the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan as the Sanchez Production Partners LP Long-Term Incentive Plan	☐	☐	☐
		For	Against	Abstain
3.	Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting.

The Sanchez Production Partners LLC Proxy Statement is available on the following website: http://www.envisionreports.com/arca_mtg.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sanchez Production Partners LLC

THIS SOLICITATION IS BEING MADE ON BEHALF OF THE BOARD OF MANAGERS OF THE COMPANY

The undersigned hereby appoints Stephen R. Brunner and Charles C. Ward, or each of them, with or without the other, proxies, with full power of substitution and re-substitution, to vote all common units that the undersigned is entitled to vote at the Special Meeting of Unitholders of Sanchez Production Partners LLC to be held on                     , 2015, and all adjournments and postponements thereof on all matters that may properly come before the Special Meeting.

Your common units will be voted as directed on this card. If this card is signed and no direction is given for any item, your common units will be voted FOR Proposals 1, 2, and 3.

Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark on the reverse side.

(Continued and to be voted on reverse side)

SEE REVERSE SIDE